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                                                                     EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE



               FIRST SUPPLEMENTAL INDENTURE, dated as of August 16, 2002 (this "Supplement"), between International Lease Finance Corporation, a corporation duly organized and existing under the laws of the State of California (hereinafter called the "Company"), and The Bank of New York, as Trustee (hereinafter called the "Trustee").


                             RECITALS OF THE COMPANY

               The Company has heretofore executed and delivered an Indenture, dated as of November 1, 2000 (hereinafter called the "Indenture") with the Trustee providing, among other things, for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness in one or more series.

               Pursuant to Section 901 of the Indenture, this Supplement is being entered into without the consent of the Holders.

               It is deemed advisable and appropriate that the terms of the Indenture be supplemented to reflect the changes consented and agreed to by the Company and the Trustee.

               All things necessary to make this Supplement a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

               For and in consideration of the premises, it is mutually covenanted and agreed as follows:

               1. The terms used in this Supplement and defined in the Indenture, shall have the meanings assigned to them in the Indenture.

               2. The terms of the Indenture are hereby amended as follows:

               (i) The definition of "Company Request" or "Company Order" shall be amended in its entirety to read as follows:

                      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice President or its principal financial or accounting officer, and by

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        its Treasurer, an Assistant Treasurer, its Secretary or an Assistant
        Secretary, and delivered to the Trustee.

               (ii) The definition of "Officers' Certificate" shall be amended in its entirety to read as follows:

                      "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, a Vice President or the principal financial or accounting officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

               3. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplement other than as set forth in the Indenture, and this Supplement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the Trust under the Indenture, as fully as if said conditions were hereby set forth at length. The Trustee assumes no responsibility or liability for the recitals of the Company set forth in this Supplement.

               4. As amended and modified by this Supplement, the Indenture is in all respects ratified and confirmed.

               5. This Supplement may be executed in any number of counterparts, each one of which shall be an original, and all of which together constitute but one and the same instrument.

               6. Trustee hereby accepts the modification of the Indenture and the trust hereby effected in this Supplement declared and provided, upon the terms and conditions hereinabove set forth.




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               IN WITNESS WHEREOF, the parties hereto have caused this
Supplement to be executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                            INTERNATIONAL LEASE
                                            FINANCE CORPORATION



                                            By:  /s/ Pamela S. Hendry
                                               --------------------------
                                                     Vice President and
                                                     Treasurer



Attest:


  /s/ Julie I. Sackman
--------------------------



                                            THE BANK OF NEW YORK



                                            By:  /s/ Michael Pitfick
                                               --------------------------
                                                     Assistant Vice President



Attest:


  /s/ Regina F. Johnson
--------------------------




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